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                                                                     EXHIBIT 4.3

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                            FIRST WAVE MARINE, INC.
                                   as Issuer


                             SUBSIDIARY GUARANTORS
                                  named herein

                                      and

                                 BANK ONE, N.A.
                                   as Trustee



                         -----------------------------

                         SECOND SUPPLEMENTAL INDENTURE


                            Dated as of May 18, 1998

                         -----------------------------


                    Supplementing and Amending the Indenture
                          dated as of February 2, 1998

                 as amended by the First Supplemental Indenture
                          dated as of February 3, 1998

                     $90,000,000 11% Senior Notes due 2008



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         This SECOND SUPPLEMENTAL INDENTURE, dated as of May 18, 1998, is by and among FIRST WAVE MARINE, INC., a Delaware corporation (the "Company"), NEWPARK SHIPBUILDING AND REPAIR, INC., a Texas corporation ("Newpark Shipbuilding"), EAE SERVICES, INC., a Texas corporation ("EAE Services"), EAE INDUSTRIES, INC., a Texas corporation ("EAE Industries"), NEWPARK MARINE FABRICATORS, INC., a Texas corporation ("Newpark Marine"), LOUISIANA SHIP, INC., a Texas corporation ("Louisiana Ship"), JOHN BLUDWORTH MARINE, INC., a Texas corporation ("Bludworth Marine"), BLUDWORTH SHIPYARD AND FABRICATION, INC., a Texas corporation ("Bludworth Shipyard" and, together with Newpark Shipbuilding, EAE Services, EAE Industries, Newpark Marine, Louisiana Ship and Bludworth Marine, the "Existing Subsidiary Guarantors"), FW MARINE PROPERTIES INC., a Texas corporation ("FW Marine") and BANK ONE, N.A., as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of February 2, 1998 (the "Original Indenture"), pursuant to which the 11% Senior Notes due 2008 (the "Notes") were issued, as amended by that certain First Supplemental Indenture dated February 3, 1998 (the Original Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the "Indenture"); and

         WHEREAS, the Company was issued all of the authorized stock of FW Marine on April 27, 1998, thereby causing FW Marine to be a wholly owned subsidiary of the Company; and

         WHEREAS, FW Marine and Galveston Shipbuilding Company have entered into a Sale and Purchase Agreement dated as of May 1, 1998, pursuant to which FW Marine purchased certain assets of Galveston Shipbuilding Company; and

         WHEREAS, FW Marine is now a Restricted Subsidiary of the Company; and

         WHEREAS, Section 10.8 of the Indenture provides that the Company shall cause any Person that becomes a Restricted Subsidiary after the Closing Date to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under
Article 10 of the Indenture and shall guarantee the Notes pursuant to the terms thereof; and

         WHEREAS, capitalized terms used herein and not otherwise defined are used as defined in the Indenture.


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         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors and FW Marine agree as follows for the benefit of each other, the Trustee and the equal and ratable benefit of the Holders of the Notes, and hereby amend and supplement the Indenture as follows:

         SECTION 1. ADDITION OF SUBSIDIARY GUARANTORS. In accordance with
Section 10.8 of the Indenture, FW Marine agrees to become a Subsidiary Guarantor under Article 10 of the Indenture and hereby guarantees the Notes pursuant to the terms thereof.

         SECTION 2. MODIFICATION OF INDENTURE. Upon the execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified to reflect the addition of FW Marine as a Subsidiary Guarantor under the Indenture, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes.

         SECTION 3. RATIFICATION. Except to the extent amended by or inconsistent with this Second Supplemental Indenture, the Company, the Existing Subsidiary Guarantors, FW Marine and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

         SECTION 4.  MISCELLANEOUS.

                  A. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  B. Meaning of Terms. Any capitalized terms used in this Second Supplemental Indenture and not defined herein that are defined in the Indenture shall have the meanings specified in the Indenture, unless the contest shall otherwise require.

                  C. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first above written.

                                       FIRST WAVE MARINE, INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       NEWPARK SHIPBUILDING AND
                                       REPAIR, INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       EAE SERVICES, INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       EAE INDUSTRIES, INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       NEWPARK MARINE FABRICATORS,
                                       INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


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                                       LOUISIANA SHIP, INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       JOHN BLUDWORTH MARINE, INC.


                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       BLUDWORTH SHIPYARD AND
                                       FABRICATION, INC.



                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President



                                       FW MARINE PROPERTIES, INC.



                                       By: /s/ DAVID B. AMMONS
                                          -------------------------
                                           David B. Ammons
                                           Executive Vice President


                                       BANK ONE, N.A.,
                                       as Trustee


                                       By: /s/ DAVID B. KNOX
                                          -------------------------
                                       Name:  David B. Knox
                                            -----------------------
                                       Title: Authorized Signer
                                             ----------------------




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